ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C6557-1984
[signature]	Filing Number 20090215555-54
Secretary of State	Filed On 03/05/2009
State Of Nevada	Number of Pages 14

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

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ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x 11" blank sheet containing the required information for each additional entity.

ALCO ADVANCED TECHNOLOGIES, INC.
Name of merging entity

NEVADA — Jurisdiction
CORPORATION — Entity type *

Name of merging entity

Jurisdiction
Entity type *

Name of merging entity

Jurisdiction
Entity type *

Name of merging entity

Jurisdiction
Entity type *

and,

AXION SPATIAL IMAGING, INC.
Name of surviving entity

NEVADA — Jurisdiction
CORPORATION — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

2) **Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):**

Attn:

c/o:

3) **(Choose one)**

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)**

4) **Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):**

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

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(b) The plan was approved by the required consent of the owners of *:

ALCO ADVANCED TECHNOLOGIES, INC.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

AXION SPATIAL IMAGING, INC.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

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(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

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5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

ARTICLE I is hereby amended as follows:

The name of this corporation is ALCO ADVANCED TECHNOLOGIES, INC.

ARTICLE III is hereby amended as follows:

3.1 The Corporation is authorized to issue two classes of stock, which shall be designated respectively "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have

(See attached page)

6) Location of Plan of Merger (check a or b):

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

ROSS MILLER
Secretary of State

204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708

Articles of Merger
(PURSUANT TO NRS 92A.200
Page 5 - Continued

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

the authority to issue is 11,000,000,000 shares. The number of shares of Common Stock authorized is 10,000,000,000 shares with a par value of $.001. The number of shares of Preferred Stock authorized is 1,000,000,000 shares with a par value of $.001.

3.2 The current issued and outstanding Common Stock of the Corporation shall be, without any further action on the part of the holders thereof, reverse-split, consolidated, and automatically converted into one single share of the Corporation's common stock for each 1,400 shares then issued and outstanding.

3.3 The Preferred Stock may be issued from time to time in one or more series. The Corporation's Board of Directors (the "Board of Directors") is authorized, within the limitations and restrictions stated in these Articles of Incorporation, to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series thereof with respect to any wholly-unissued series of Preferred Stock, and to fix the number of shares constituting any such series and the designation thereof (each, a "Preferred Stock Designation"). Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in a Preferred Stock Designation or the Corporation's Articles of Incorporation or otherwise ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinate to, pari passu with (including, without limitation, inclusion in provisions with respect to acquisition preferences, dividend rights, rights and preferences upon dissolution and liquidation, conversion features, redemption and/or approval of matters by vote or written consent and any other relative, participating, optional, or other special powers preferences, rights, qualifications, or restrictions thereof), or senior to, any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. No shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

Signatures (Required):

S Desrosiers

Sylvain Desrosiers, President

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

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8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

ALCO ADVANCED TECHNOLOGIES, INC.
Name of merging entity

X [signature] PRESIDENT 2/26/09
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

AXION SPATIAL IMAGING, INC.
Name of surviving entity

X [signature] PRESIDENT 2/26/09
Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

PLAN OF MERGER
AND
AGREEMENT AND PLAN OF REORGANIZATION
OF
ALCO ADVANCED TECHNOLOGIES, INC.
(a Nevada corporation)
INTO
AXION SPATIAL IMAGING, INC.
(a Nevada corporation, as the Surviving corporation)

PLAN OF MERGER AND AGREEMENT AND PLAN OF REORGANIZATION, entered into and agreed as of the 27th day of January 2009, by and between ALCO ADVANCED TECHNOLOGIES INC., hereinafter also referred to as ALCO, a Nevada corporation and AXION SPATIAL IMAGING, INC., hereinafter also referred to as AXION, the corporations being hereinafter sometimes called the Constituent Corporations.

WHEREAS the majority of Shareholders and Boards of Directors of each of the Constituent Corporations deem it advisable and generally to the welfare of the Constituent Corporations that these corporations merge under the terms and conditions hereinafter set forth; and

WHEREAS the laws of the State of Nevada permit such a merger, and the Constituent Corporations desire to merge under and pursuant to the provisions of said laws.

NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, it is agreed as follows:

1. **AGREEMENT TO MERGER; NAME OF SURVIVOR:** Upon the signing hereof, the parties agree that ALCO is hereby merged into AXION; and AXION shall be the Surviving Corporation. This document and Articles of Amendment to the articles of incorporation shall both be filed in the respective states of Nevada and Nevada.

The name of the corporation, which is sometimes hereinafter referred to as the surviving corporation, shall, from and after the effective date of the merger be **ALCO ADVANCED TECHNOLOGIES, INC.**; as reflected in AXION "Articles of Merger", and attached document "Continuation of Articles of Merger", and the separate existence of the former ALCO , shall cease upon the completion of the merger in Nevada and the filing such merger documents with the Nevada Secretary of State, except insofar as it may be continued by law in order to carry out the purposes of this Agreement of Merger and except as continued in the Surviving Corporation.

2. **ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION:**
(a) The Articles of Incorporation of AXION, as amended, shall be the Articles of Incorporation of the Surviving Corporation.
(b)The Bylaws of AXION as of the effective date of the merger shall be the Bylaws of the Surviving Corporation until altered or repealed as provided therein.

3. **BOARD OF DIRECTORS AND OFFICERS:** After settlement of the corporations outstanding debt and filing obligations and completion of the reorganization of the Surviving Corporation (post-merger), the members of the Board of Directors and the officers of the Surviving Corporation shall be those persons who were the members of the Board of Directors and the officers of ALCO prior to the effective time of the merger of ONE FI and such persons shall serve in such offices as appointed by a meeting of the directors, respectively, for the terms provided by law or in the Bylaws, or until their resignation or until their respective successors are duly elected and qualified upon the resignation of Sylvain Desrosiers.

4. **AUTHORITY TO CONDUCT BUSINESS:** The Surviving Corporation will file its amended articles and plan of merger with the respective Secretary of State of Nevada upon the signing of this merger agreement.

5. **CONVERSION AND ISSUANCE OF SHARES AND VOTING CONTROL:**

The manner of converting shares of the Constituent Corporations into shares of the surviving corporation shall be set forth in this paragraph as follows:

AXION Common Shares; there are 6,469,501,000 pre-split common $.001 par value shares of AXION issued and outstanding (pre-merger) which after a reverse split of 1,400:1 shall equal 4,621,072 with fractional shares being truncated to the nearest whole number (post-merger) effective upon completion of the reverse split, meaning that for each 1 share of AXION (pre-split) currently issued and outstanding, the same shall equal .0007 (post-split) shares of the corporation.

AXION Preferred Series A Shares; there are 1 Billion issued and outstanding Preferred Series A Shares holding super-voting rights over that of common of 500:1, or 1 share of Series A Preferred has 500 votes to 1 share of common stock of the corporation in any annual or special meeting of shareholders or a meeting called by majority vote of the holders of the corporation. In addition, such Series A Preferred stock has conversion rights equal to its voting rights.

ALCO'S Shares; there are 98,000,000 common shares of $.001 par value per share issued and outstanding which shall be exchanged for the shares of AXION to be issued as described in this reorganization agreement and effective upon the signing of the Articles of Merger and Plan of Merger pursuant to Section 4(2) of the Securities and Exchange Act, as amended and SEC Rule's 144 and 145, and applicable exemptions thereto in consummating the exchange and transfer of said shares without registering them under the Act or any law pursuant applicable exemptions thereto. Therefore, ALCO shareholders agree to indemnify AXION against, and hold it harmless from, all losses, liabilities, costs, penalties and expenses (including attorneys fees) which may arise if any, as a result of a sale, exchange or other transfer of the Shares other than as permitted under this Agreement or in accordance with law. ALCO'S board of directors acknowledges that AXION will make an appropriate notation on its transfer records of any restrictions applicable to these shares. All shares thus converted shall be deemed for all corporate purposes (other than the payment of dividends) to evidence the ownership of the number of fully paid non-assessable shares of $.001 par value stock of the surviving corporation whether common or preferred together with such rights or preferences held therein into which such shares of ALCO stock shall have been so converted into the survivor corporation. Immediately after the merger there shall be

shares of $.001 par value common stock of the Surviving Corporation issued and outstanding (subject to rounding of fractional shares which may increase or decrease said number issued and outstanding) and 71,428,571 Series A Preferred Shares. The stated authorized capital stock of AXION of $.001 par value per share is 10 billion common shares and 1,000,000,000 preferred shares authorized which may be divided into various series pursuant to board of director approval.

Share Structure (Post-Merger) 4,621,072 common shares to existing shareholders

ISSUANCE OF NEW SHARES: AXION shall issue:

10,000,000 R 144 Common Shares to Sylvain Desrosiers (ALCO)
1,000,000 R 144 Common shares to Lou Crowder (Consultant)
1,000,000 R 144 Common shares to Glencourt Holdings Inc (Consultant)
10,000 R 144 Common Shares to STT per its TA Appointment Agreement

DEBT SETTLEMENT OF AXION BY SHARE CONVERSION

Debt Conversion Option to existing debt holders or assignee(s)
15,000,000 free trading shares

The issuance of the free trading shares for debt conversion as indicated will be subject to proper presentment of such documentation and acceptance of debt exchange to common shares together with an accompanying opinion letter(s) of legal counsel.

6. **EXCHANGE OF SHAREHOLDER CERTIFICATES**: Upon the signing of the Articles of Merger and Plan of Merger, adjustments reflecting shareholder positions (post-merger) shall be made as booked entries to the transfer agents records. Any holder of a certificate or certificates which represented shares of stock of ALCO and AXION may, but shall not be required to surrender the same to the stock transfer agent of the surviving corporation and shall upon payment for stock transfer services, be entitled to receive in exchange, a certificate or certificates representing the number of shares of stock of the surviving corporation into which the shares of stock previously represented by such certificate or certificates shall have been so converted. Inquiries regarding conversion of certificates for transfer can be directed via email to reorg@standardtransfer.net or in writing to Standard Transfer & Trust Co., Inc. 2980 So. Rainbow Blvd., Suite 220H, Las Vegas, Nevada 89146, Ph 702-212-3493, Fax 702-212-3694.

7. **EFFECT AND ACCOUNTING OF MERGER**: (a) For Accounting purposes the Articles of Merger and Amendment to the Articles of Incorporation and this Plan of Merger and Agreement of Reorganization shall be effective upon completion of all required filing documents with the respective Secretary of State's office in Nevada and the filing and acceptance of such notification by NASDAQ corporate action of such filing and the separate existence of ALCO, except insofar as it may be continued by statute to effectuate such merger shall cease. This Agreement shall be filed with the Secretary of State of Nevada and Nevada.

(b) The corporate identity, existence, purposes, powers, objects, franchises, assets, rights and immunities of the Constituent Corporations shall continue unaffected and unimpaired by the merger hereby provided

for; and the corporate identities, existence, purposes, powers, objects, franchises, rights and immunities of AXION and ALCO shall be continued in and merged into AXION, and ALCO shall be fully vested therewith.

8. **AUTHORIZATION:** The parties hereto acknowledge and represent that this Agreement is authorized by the laws of the respective jurisdiction of the Constituent Corporations and that the matter was approved by consent of the respective corporations at which a majority of the shareholders voted to ratify and approve the Articles of Merger and the Plan of Merger and Agreement and Plan or Reorganization.

9. **FURTHER ASSURANCES OF TITLE:** As and when requested by the surviving corporation or by its successors or assigns, the constituent corporation will execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of any of the Constituent Corporations acquired by the surviving corporation by reason or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the officers and directors of the Constituent Corporations, and the officers and directors of the surviving corporation are fully authorized in the name of the respective Constituent Corporations or otherwise to take any and all such action.

10. **SERVICE OF PROCESS ON SURVIVING CORPORATION:** The surviving corporation agrees that it may be served with process in the State of Nevada in any proceeding for enforcement of any of its obligations as well as for the enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any dissenting shareholder pursuant to the provisions of the Nevada Corporate Statutes and hereby irrevocably appoints the Secretary of State of Nevada as its agent, to accept service of process in any suit or other proceeding. Copies of such process shall also be mailed to the then currently serving Nevada Resident Agent for the corporation, until further notice.

11. **DISSENTING SHAREHOLDER'S RIGHT TO PAYMENT:** The surviving corporation agrees that, subject to the provisions of the Nevada Corporate Statutes, it will pay to the shareholders of the Constituent Corporations the amounts, if any, to which such dissenting shareholder may be entitled under the provisions of the above statutes of the laws of Nevada as the case may be.

12. **ABANDONMENT:** This Plan of Merger and Agreement and Plan of Reorganization may be abandoned (a) by any of the Constituent Corporations, acting by their Board of Directors, at any time prior to this adoption by the shareholders of either of the Constituent Corporations as provided by laws, or (b) by the mutual consent of the Constituent Corporations, acting each by its Board of Directors, at any time after such adoption by such shareholder and prior to the effective time of the merger. In the event of abandonment of this Agreement pursuant to (a) above, notice thereof shall be given by the Board of Directors of the Constituent Corporation so terminating to the other Constituent Corporation, and thereupon, or abandonment pursuant to (b) above, this Agreement of Merger shall be wholly void and of no effect and there shall be no further liability or obligation hereunder on the part of either of the Constituent Corporations or of its Board of Directors of shareholders.

13. **WARRANTIES:** Each of the Constituent Corporations, by and through its officers and directors, warrant as follows:

(a) The corporations were duly organized under the laws of their respective jurisdiction and each has all requisite power and authority to own, lease and operate its business, and to enter into this Agreement and be bound thereby to the conditions, covenants and terms of performance.

(b) The execution and delivery of this Agreement by the signatories hereto, and the consummation of the transaction contemplated hereby have been duly authorized by the respective board of directors and shareholders at special meetings called upon notice for such purposes, or by majority shareholder consent in lieu thereof.

(c) This Agreement constitutes the valid and binding obligation of the respective parties hereto; the execution hereof will not violate any provision of the articles of incorporation or bylaws of the said corporations, nor any judgment, order, injunction or decree binding upon the parties, or their securities, property or business.

(d) The issuance of any securities called for hereunder will be in compliance with state and federal registration laws or in reliance upon an exemption thereto.

(e) The financial statements of the parties, as at the date hereof, fairly set forth the condition of the Constituent Corporations.

(f) There are no material debts, liabilities or adverse claims, whether absolute, accrued, contingent, or otherwise, which are undisclosed as of this date (for this Agreement, "material" shall mean as disclosed on (Exhibit "A" hereto).

(g) The parties have disclosed all material facts required to be stated or disclosed necessary to make the statements made, whether herein or otherwise, not misleading.

(h) All the representations and warranties made by the parties shall be true and correct as of this date and as of the date of closing herein.

(i) Since a date not later than ninety (90) days prior to this date, there has not been any material adverse change in the business of the parties, other than in the ordinary course of business.

(j) Since a date not later than ninety (90) days prior to this date, none of the parties has altered or amended its articles of incorporation or bylaws, except as may have been disclosed or required in order to consummate this agreement.

(k) All due diligence material required in order to make full and fair disclosure (i.e., minutes, shareholder lists, files, books, records, etc.) have been delivered by the parties to each other, prior to the closing hereof.

14. **INDEMNIFICATION, HOLD HARMLESS AND SETTLEMENT AGREEMENT:** The parties agree to indemnify and hold each other harmless against any costs, damages, expenses or liabilities arising out of any undisclosed liabilities (as defined above), or due to any untrue statement of any material fact contained herein, or arising out of or based upon the omission of any material fact required to be stated herein, necessary to make such statement not misleading.

15. **CONDITIONS & ASSIGNMENT ASSETS & INTELLECTUAL PROPERTY RIGHTS:** As conditions to performance hereunder, the following shall apply:

(a) The majority shareholders of ALCO represent that a majority of its holders have approved the actions as stated herein and have agreed to such exchange of shares of in AXION as described herein. Any assets, rights, licenses, trademarks, trade names, and intellectual property rights subject to royalties of holders therein of ALCO, shall be merged into AXION, as of this date.

(b) The directors of the Constituent Corporations represent that (i) that this merger is in accordance with Nevada corporate law; (ii) that, so far as is known, at the time of filing of merger documents all required corporate action to consummate this Agreement has been taken; (iii) that the issuance of the securities hereunder shall have been duly registered or otherwise exempted from registration.

(c) A majority of the shareholders of the Constituent Corporations shall have agreed to the adoption of the Articles of Merger and Plan of Merger herein.

16. **FURTHER CONDITIONS:** (a) All of the representations and warranties hereunder shall be true in all material respects as of the date hereof.

17. **MISCELLANEOUS PROVISIONS**: The following miscellaneous provisions, standard to contracts of this type, shall apply herein:

(a) All representations and warranties hereunder shall, to the extent permitted by law, survive the execution and closing hereof.
(b) Any notice hereunder shall be deemed delivered when mailed by first class mail to the last known address of the parties.
(c) Except to the extent that the laws of Nevada mandate otherwise, this Agreement shall be construed in accordance with Nevada law of corporations and/or contracts.
(d) This merger shall be a "pooling of interests" under the applicable provisions of section 368 of the Internal Revenue Code (1954), as amended, effective upon the signing of this agreement.
(e) Time is of the essence to this agreement.
(f) Failure to attach any exhibits to this agreement shall not void this contract, it being understood that such exhibits may be obtained from the files and records of the other party.
(g) This agreement may be executed in one or more counterparts, including electronic or facsimile telephonic transmissions, each of which shall be considered to be an original document.
(h) All prior agreements between the parties, whether oral or written, are merged herein.
(i) This agreement may not be modified or changed except by proper written amendment.

IN WITNESS WHEREOF, the respective directors and officers of each of the Constituent Corporation pursuant to authority duly granted by the directors and majority of shareholders with authority to sign on behalf of each corporation, do hereby certify that the Articles of Merger and Plan of Merger and Agreement and Plan of Reorganization was adopted and ratified by Resolution and Agreement and that said Resolution has not been revoked or otherwise amended this 28th day of January 2009.

ALCO ADVANCED TECHNOLOGIES, INC.

By ____________________
Authorized Officer

AXION SPATIAL IMAGING, INC.

By ____________________
Authorized Officer